                                                                     Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT

     This SHARE EXCHANGE AGREEMENT (this  "AGREEMENT"),  dated as of November 5,
2009,  is by and  among  Wollemi  Mining  Corp.,  a  Delaware  corporation  (the
"PUBCO"),   Peakway  Worldwide   Limited,   a  British  Virgin  Islands  company
("PEAKWAY"), and Cabo Development Limited, a British Virgin Islands company (the
"STOCKHOLDER").  Each of the parties to this Agreement is individually  referred to herein as a "PARTY" and collectively, as the "PARTIES."

                                   BACKGROUND

     Peakway  has  1,000  ordinary  shares  (the  "PEAKWAY  STOCK")  issued  and outstanding,  all of which are held by the  Stockholder.  The Stockholder is the record and  beneficial  owner of the  number of shares of  Peakway  Stock as set forth on Exhibit A. The  Stockholder  has agreed to transfer  all of its Peakway
Stock in exchange for  10,500,000  newly issued  common stock , par value $.0001 per share, of the Pubco (the "PUBCO STOCK") that will  constitute  approximately
70% of the issued and outstanding  common stock of the Pubco  immediately  after the  Closing.  The  number  of  shares  of  Pubco  Stock to be  received  by the
Stockholder is listed opposite such  Stockholder's name on Exhibit A attached to this Agreement.  The aggregate number of shares of Pubco Stock that is reflected on Exhibit A is referred to herein as the "SHARES".

     The Board of  Directors  of the Pubco,  Peakway  and the  Stockholder  have determined that it is desirable to effect this plan of reorganization  and share exchange.

                                    AGREEMENT

     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                               Exchange of Shares

     SECTION  1.01.  Exchange  by  Stockholder.  At the  Closing  (as defined in
Section 1.02), the Stockholder shall sell, transfer,  convey, assign and deliver to Pubco its  Peakway  Stock free and clear of all Liens (as  defined  below) in exchange for Pubco Stock listed on Exhibit A opposite such Stockholder's name.

     SECTION 1.02.  Closing.  The closing (the  "CLOSING")  of the  transactions contemplated hereby (the "TRANSACTIONS")  shall take place at the Beijing office of King and Wood LLP in People's  Republic of China at 11:00 a.m.  local time on the second  business day following the  satisfaction or waiver of all conditions to the  obligations of the parties to consummate the  Transactions  contemplated hereby (other than  conditions  with respect to actions the  respective  parties
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will take at the Closing itself), or such other date and time as the parties may mutually determine (the "CLOSING DATE").

                                   ARTICLE II

                  Representations and Warranties of Stockholder

     The  Stockholder  hereby  represents  and warrants to Pubco with respect to itself, as follows:

     SECTION 2.01.  Good Title.  The  Stockholder  is the record and  beneficial owner, and has good title to its Peakway Stock,  with the right and authority to sell and deliver such Peakway Stock.  Upon registering of Pubco as the new owner of such Peakway  Stock in the share  register of members of Peakway,  Pubco will receive good title to such Peakway Stock, free and clear of all liens,  security interests,  pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances (collectively, "LIENS").

     SECTION 2.02.  Power and  Authority.  This  Agreement  constitutes a legal, valid and  binding  obligation  of the  Stockholder,  enforceable  against  such
Stockholder in accordance with the terms hereof.

     SECTION 2.03. No Conflicts. The execution and delivery of this Agreement by the  Stockholder  and the  performance  by the  Stockholder  of its  obligations hereunder in accordance with the terms hereof:  (i) will not require the consent of any third party or any federal,  state,  local or foreign  government  or any court of competent  jurisdiction,  administrative  agency or commission or other governmental  authority or instrumentality,  domestic or foreign  ("GOVERNMENTAL
ENTITY")  under any statutes,  laws,  ordinances,  rules,  regulations,  orders, writs, injunctions, judgments, or decrees (collectively,  "LAWS"); (ii) will not violate any Laws  applicable to such  Stockholder  and (iii) will not violate or breach any contractual obligation to which such Stockholder is a party.

     SECTION  2.04.  No  Finder's  Fee.  The  Stockholder  has not  created  any obligation for any finder's,  investment  banker's or broker's fee in connection with the Transactions.

     SECTION 2.05. Purchase Entirely for Own Account. Pubco Stock proposed to be acquired by the  Stockholder  hereunder  will be acquired for investment for its own  account,  and not with a view to the  resale  or  distribution  of any part thereof,  and the Stockholder  has no present  intention of selling or otherwise distributing Pubco Stock, except in compliance with applicable securities laws.

     SECTION 2.06.  Lock-up and  Registration  Rights.  The  Stockholder  hereby undertakes that it will not offer,  sell,  contract to sell, pledge or otherwise dispose of,  directly or indirectly,  any Pubco Stock,  enter into a transaction that  would  have  the same  effect,  or enter  into  any  swap,  hedge or other
arrangement  that  transfers,   in  whole  or  in  part,  any  of  the  economic
consequences of ownership of such Pubco Stock, whether any of these transactions are to be settled by delivery of any such Pubco Stock, in cash or otherwise,  or publicly disclose the intention to make any offer,  sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, for a period

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of 24 months  from the date of  issuance  of such Pubco  Stock.  After  24-month period  described  above,  the  Stockholder  shall be  entitled  to  effect  the registration under the Securities Act of such Pubco Stock.

     SECTION 2.07. Restricted Securities.  The Stockholder  understands that the
Pubco Stock is characterized as "restricted securities" under the Securities Act inasmuch as this  Agreement  contemplates  that, if acquired by the  Stockholder pursuant  hereto,  the  Pubco  Stock  would be  acquired  in a  transaction  not involving a public offering.  The Stockholder  further  acknowledges that if the
Pubco Stock is issued to the  Stockholder  in accordance  with the provisions of this Agreement,  such Pubco Stock may not be resold without  registration  under the Securities Act or the existence of an exemption  therefrom.  The Stockholder represents  that it is familiar with Rule 144  promulgated  under the Securities
Act, as presently in effect,  and  understands  the resale  limitations  imposed thereby and by the Securities Act.

     SECTION 2.08.  Legends. It is understood that the Pubco Stock will bear the following legend or one that is substantially similar to the following legend:

          NEITHER THESE  SECURITIES NOR THE  SECURITIES  ISSUABLE UPON
          CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE
          SECURITIES   AND  EXCHANGE   COMMISSION  OR  THE  SECURITIES
          COMMISSION OF ANY STATE IN RELIANCE  UPON AN EXEMPTION  FROM
          REGISTRATION  UNDER THE  SECURITIES  ACT OF 1933, AS AMENDED
          (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED
          OR  SOLD  EXCEPT  PURSUANT  TO  AN  EFFECTIVE   REGISTRATION
          STATEMENT  UNDER  THE  SECURITIES  ACT  OR  PURSUANT  TO  AN
          AVAILABLE  EXEMPTION  FROM, OR IN A TRANSACTION  NOT SUBJECT
          TO, THE REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT AND
          IN  ACCORDANCE  WITH  APPLICABLE  STATE  SECURITIES  LAWS AS
          EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO
          SUCH  EFFECT,  THE  SUBSTANCE  OF WHICH SHALL BE  REASONABLY
          ACCEPTABLE  TO  THE  COMPANY.   THESE   SECURITIES  AND  THE
          SECURITIES  ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY
          BE PLEDGED IN  CONNECTION  WITH A BONA FIDE  MARGIN  ACCOUNT
          SECURED BY SUCH SECURITIES.

     SECTION  2.09.  Accredited  Investor.  The  Stockholder  is an  "accredited investor" within the meaning of Rule 501 under the Securities Act.

                                  ARTICLE III

                    Representations and Warranties of Peakway

     Peakway  represents  and  warrants  to Pubco  that,  except as set forth in
Peakway  Disclosure  Letter (as defined below,  and regardless of whether or not
Peakway  Disclosure  Letter is referenced  below with respect to any  particular representation  or  warranty),  which  will be  delivered  by  Peakway  to Pubco concurrently herewith (the "PEAKWAY DISCLOSURE LETTER"):

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     SECTION  3.01.  Organization,  Standing and Power.  Each of Peakway and its
subsidiaries (the "PEAKWAY  SUBSIDIARIES")  is duly organized,  validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the  corporate  power  and  authority  and  possesses  all  governmental franchises,  licenses, permits, authorizations and approvals necessary to enable it to own,  lease or otherwise hold its properties and assets and to conduct its businesses  as  presently  conducted,  other  than  such  franchises,  licenses, permits,  authorizations and approvals the lack of which, individually or in the aggregate,  has not had and would not  reasonably be expected to have a material adverse effect on Peakway,  a material  adverse effect on the ability of Peakway to perform its obligations  under this Agreement or on the ability of Peakway to consummate the Transactions (a "PEAKWAY MATERIAL ADVERSE  EFFECT").  Peakway and
each Peakway  Subsidiary is duly  qualified to do business in each  jurisdiction where the nature of its business or its  ownership or leasing of its  properties make such  qualification  necessary except where the failure to so qualify would not reasonably be expected to have a Peakway  Material  Adverse Effect.  Peakway has  delivered  to the Pubco  true and  complete  copies of the  memorandum  and articles of  association  of Peakway and such other  constituent  instruments of
Peakway as may  exist,  each as  amended  to the date of this  Agreement  (as so amended,  the "PEAKWAY  CONSTITUENT  INSTRUMENTS"),  and the comparable charter, organizational  documents  and other  constituent  instruments  of each  Peakway
Subsidiary, in each case as amended through the date of this Agreement.

     SECTION 3.02. Peakway Subsidiaries; Equity Interests.

     (a) The Peakway  Disclosure  Letter lists each Peakway  Subsidiary  and its jurisdiction of organization.  Except as specified in Peakway Disclosure Letter, all the  outstanding  shares  of  capital  stock or equity  investments  of each
Peakway Subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by Peakway, free and clear of all
Liens.

     (b) Except for its interests in Peakway  Subsidiaries,  Peakway does not as of the date of this  Agreement own,  directly or indirectly,  any capital stock, membership  interest,  partnership  interest,  joint  venture  interest or other equity interest in any person.

     SECTION  3.03.  Capital  Structure.  The  authorized  shares of Peakway are
50,000 ordinary shares of a single class with a par value of US$1.00 each. As of the date of this Agreement,  1,000 ordinary  shares are issued and  outstanding.
Except as set forth above,  no shares or other voting  securities of Peakway are issued,  reserved  for issuance or  outstanding.  Except as specified in Peakway
Disclosure Letter, Peakway is the sole record and beneficial owner of all of the issued and outstanding capital stock of each Peakway Subsidiary. All outstanding shares of the capital  stock of Peakway  and each  Peakway  Subsidiary  are duly authorized,  validly issued,  fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of the British Virgin Islands, Peakway Constituent
Instruments  or any Contract (as defined in Section  3.05) to which Peakway is a party or otherwise bound.  There are not any bonds,  debentures,  notes or other indebtedness of Peakway or any Peakway  Subsidiary  having the right to vote (or convertible into, or exchangeable  for,  securities having the right to vote) on any matters on which holders of Peakway Stock or the common stock of any Peakway
Subsidiary may vote ("VOTING  DEBT").  Except as set forth above, as of the date

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of this Agreement,  there are not any options,  warrants, rights, convertible or exchangeable  securities,  "phantom" stock rights,  stock  appreciation  rights,
stock-based   performance  units,   commitments,   Contracts,   arrangements  or
undertakings  of any kind to which Peakway or any Peakway  Subsidiary is a party or by  which  any of  them  is  bound  (i)  obligating  Peakway  or any  Peakway
Subsidiary to issue, deliver or sell, or cause to be issued,  delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible  or  exercisable  for or  exchangeable  into any capital stock of or other equity interest in, Peakway or any Peakway  Subsidiary or any Voting Debt,
(ii) obligating  Peakway or any Peakway  Subsidiary to issue,  grant,  extend or enter  into  any  such  option,  warrant,  call,  right,  security,  commitment,
Contract,  arrangement or undertaking or (iii) that give any person the right to receive any  economic  benefit or right  similar to or derived from the economic benefits and rights  occurring to holders of the capital  stock of Peakway or of any Peakway Subsidiary.  Except as set forth in Peakway Disclosure Letter, as of
the  date  of  this  Agreement,   there  are  not  any  outstanding  contractual
obligations of Peakway to repurchase,  redeem or otherwise acquire any shares of capital stock of Pubco.

     SECTION 3.04. Authority;  Execution and Delivery;  Enforceability.  Peakway
has all  requisite  corporate  power and  authority  to execute and deliver this
Agreement  and to  consummate  the  Transactions.  The execution and delivery by
Peakway of this Agreement and the  consummation  by Peakway of the  Transactions have been duly  authorized and approved by the Board of Directors of Peakway and no other corporate proceedings on the part of Peakway are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against Peakway in accordance with its terms.

     SECTION 3.05. No Conflicts; Consents.

     (a) Except as set forth in Peakway  Disclosure  Letter,  the  execution and delivery by Peakway of this  Agreement  does not,  and the  consummation  of the
Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without  notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the  properties  or assets of Peakway or
any  Peakway  Subsidiary  under,  any  provision  of  (i)  Peakway   Constituent
Instruments or the comparable charter or organizational documents of any Peakway
Subsidiary,  (ii) any material contract, lease, license,  indenture, note, bond, agreement,  permit, concession,  franchise or other instrument (a "CONTRACT") to which  Peakway  or any  Peakway  Subsidiary  is a party or by which any of their respective  properties  or assets is bound or (iii)  subject to the  filings and other matters referred to in Section 3.05(b),  any material  judgment,  order or decree  ("JUDGMENT")  or  material  Law  applicable  to Peakway  or any  Peakway
Subsidiary or their respective  properties or assets, other than, in the case of clauses  (ii) and (iii)  above,  any such  items  that,  individually  or in the aggregate,  have not had and would not  reasonably be expected to have a Peakway
Material Adverse Effect.

     (b)  Except  as set forth in  Peakway  Disclosure  Letter  and  except  for required  filings with the  Securities and Exchange  Commission  (the "SEC") and
applicable  "Blue Sky" or state  securities  commissions,  no material  consent,
approval,   license,   permit,   order  or  authorization   ("CONSENT")  of,  or
registration,  declaration  or filing  with,  or permit from,  any  Governmental

Entity is required  to be obtained or made by or with  respect to Peakway or any
Peakway Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

     SECTION  3.06.  Benefit  Plans.  Peakway  does  not  have or  maintain  any collective bargaining agreement or any bonus, pension, profit sharing,  deferred compensation,  incentive compensation,  stock ownership,  stock purchase,  stock option,  phantom  stock,  retirement,  vacation,  severance,  disability,  death benefit,  hospitalization,  medical or other plan,  arrangement or understanding
(whether or not  legally  binding)  providing  benefits to any current or former
employee,   officer  or   director   of  Peakway  or  any   Peakway   Subsidiary
(collectively,  "PEAKWAY BENEFIT PLANS"). As of the date of this Agreement there are not any severance or termination  agreements or arrangements between Peakway or any  Peakway  Subsidiary  and any  current  or former  employee,  officer  or director of Peakway or any Peakway  Subsidiary,  nor does Peakway or any Peakway
Subsidiary have any general severance plan or policy.

     SECTION 3.07.  Litigation.  There is no action,  suit,  inquiry,  notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting Peakway, any subsidiary  or  any of  their  respective  properties  before  or by any  court,
arbitrator,   governmental  or  administrative   agency,   regulatory  authority
(federal,  state,  county,  local or foreign),  stock market,  stock exchange or trading  facility  ("ACTION")  which (i)  adversely  affects or  challenges  the legality,  validity or  enforceability of any of this Agreement or the Shares or
(ii)  could,  if there  were an  unfavorable  decision,  individually  or in the aggregate,  have or  reasonably  be  expected  to result  in a Peakway  Material
Adverse Effect. Neither Peakway nor any subsidiary,  nor any director or officer thereof  (in his or her  capacity  as such),  is or has been the  subject of any
Action  involving a claim or violation of or  liability  under  federal or state securities laws or a claim of breach of fiduciary duty.

     SECTION  3.08.   Compliance  with  Applicable  Laws.  Peakway  and  Peakway
Subsidiaries  are in  compliance  with  all  applicable  Laws,  including  those relating  to  occupational,  health and safety and the  environment,  except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Peakway  Material Adverse Effect.
Except as set forth in Peakway Disclosure  Letter,  Peakway has not received any written  communication during the past two years from a Governmental Entity that alleges  that  Peakway is not in  compliance  in any  material  respect with any applicable Law.

     SECTION 3.09. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial  advisor's or other similar fee or  commission in connection  with the
Transactions based upon arrangements made by or on behalf of Peakway.

     SECTION 3.10. Contracts.  Except as disclosed in Peakway Disclosure Letter, there are no Contracts  that are material to the business,  properties,  assets, condition  (financial  or  otherwise),  results of  operations  or  prospects of
Peakway and its subsidiaries  taken as a whole.  Neither Peakway nor any Peakway
Subsidiary  is in  violation  of or in default  under (nor does there  exist any condition  which upon the  passage of time or the giving of notice  would  cause such a violation of or default  under) any Contract to which it is a party or by

which it or any of its  properties or assets is bound,  except for violations or defaults  that  would  not,  individually  or in the  aggregate,  reasonably  be expected to result in a Peakway Material Adverse Effect.

     SECTION 3.11.  Title to  Properties.  Except as set forth in the Disclosure
Letter,  Peakway and Peakway Subsidiaries do not own any real property.  Each of
Peakway and Peakway  Subsidiaries  has sufficient  title to, or valid  leasehold interests  in,  all of its  properties  and  assets  used in the  conduct of its businesses. All such assets and properties,  other than assets and properties in which Peakway or any of Peakway Subsidiaries has leasehold  interests,  are free and clear of all Liens other than those set forth in Peakway  Disclosure  Letter and except for Liens  that,  in the  aggregate,  do not and will not  materially interfere  with the  ability  of Peakway  and  Peakway  Subsidiaries  to conduct business as currently conducted.

     SECTION 3.12. Intellectual Property.  Peakway and Peakway Subsidiaries own,
or are validly licensed or otherwise have the right to use, all patents,  patent rights,  trademarks,  trademark rights, trade names, trade name rights,  service marks,  service  mark  rights,  copyrights  and other  proprietary  intellectual property  rights and computer  programs  (collectively,  "INTELLECTUAL  PROPERTY
RIGHTS")  which are  material  to the  conduct of the  business  of Peakway  and
Peakway  Subsidiaries taken as a whole. The Peakway Disclosure Letter sets forth a  description  of all  Intellectual  Property  Rights which are material to the conduct of the  business of Peakway and Peakway  Subsidiaries  taken as a whole.
There are no claims  pending or, to the  knowledge of Peakway,  threatened  that
Peakway or any of Peakway  Subsidiaries  is  infringing  or otherwise  adversely affecting  the rights of any person  with  regard to any  Intellectual  Property
Right.  To the  knowledge  of  Peakway,  no person is  infringing  the rights of
Peakway or any of Peakway Subsidiaries with respect to any Intellectual Property
Right.

     SECTION  3.13.  Labor  Matters.  Except as set forth in Peakway  Disclosure
Letter,  there are no collective  bargaining or other labor union  agreements to which Peakway or any of Peakway  Subsidiaries is a party or by which any of them is bound.  No material labor dispute exists or, to the knowledge of Peakway,  is imminent with respect to any of the employees of Peakway.

     SECTION  3.14.  Financial  Statements.  Prior to the Closing  Peakway  will deliver  to the Pubco its  audited  consolidated  financial  statements  for the quarter  ended June 30, 2009 and for the fiscal  years ended  December 31, 2008, and 2007  (collectively,  the "PEAKWAY  FINANCIAL  STATEMENTS").  Upon delivery,
Peakway  Financial  Statements  will  have  been  prepared  in  accordance  with
generally  accepted   accounting   principles  applied  on  a  consistent  basis
throughout the periods indicated.  The Peakway Financial  Statements will fairly present in all material  respects the financial  condition and operating results of Peakway,  as of the dates, and for the periods,  indicated  therein.  Peakway will not have any material liabilities or obligations,  contingent or otherwise, other  than  (i)  liabilities  incurred  in  the  ordinary  course  of  business subsequent  to December 31,  2008,  and (ii)  obligations  under  contracts  and commitments  incurred in the ordinary  course of business and not required under generally  accepted  accounting  principles to be reflected in Peakway Financial
Statements, which, in both cases, individually and in the aggregate would not be reasonably expected to result in a Peakway Material Adverse Effect.

     SECTION 3.15.  Solvency.  Based on the financial condition of Peakway as of the closing  date (and  assuming  that the  closing  shall have  occurred),  (i)
Peakway's  fair  saleable  value of its assets  exceeds  the amount that will be required  to be paid on or in  respect  of  Peakway's  existing  debts and other liabilities  (including  known  contingent  liabilities)  as they  mature,  (ii)
Peakway's  assets do not constitute  unreasonably  small capital to carry on its business  for the  current  fiscal year as now  conducted  and as proposed to be conducted including its capital needs taking into account the particular capital requirements  of the  business  conducted  by  Peakway,  and  projected  capital requirements and capital  availability  thereof, and (iii) the current cash flow of  Peakway,  together  with the  proceeds  Peakway  would  receive,  were it to liquidate all of its assets,  after taking into account all anticipated  uses of the cash,  would be  sufficient  to pay all amounts on or in respect of its debt when such  amounts  are  required to be paid.  Peakway  does not intend to incur debts  beyond its ability to pay such debts as they mature  (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

     SECTION 3.16. No Additional Agreements. Peakway does not have any agreement
or  understanding   with  the  Stockholder  with  respect  to  the  transactions contemplated by this Agreement other than as specified in this Agreement.

     SECTION 3.17.  Investment Company.  Peakway is not, and is not an affiliate of, and immediately  following the Closing will not have become,  an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION  3.18.  Disclosure.  All  disclosure  provided  to the  Stockholder regarding  Peakway,  its  business  and the  transactions  contemplated  hereby, furnished by or on behalf of Peakway (including  Peakway's  representations  and warranties set forth in this  Agreement) are true and correct and do not contain any untrue  statement  of a  material  fact or omit to state any  material  fact necessary  in  order  to make  the  statements  made  therein,  in  light of the circumstances under which they were made, not misleading.

     SECTION 3.19. Absence of Certain Changes or Events.  Except as disclosed in
Peakway Financial Statements or in Peakway Disclosure Letter, from June 30, 2009 to the date of this  Agreement,  Peakway has  conducted its business only in the ordinary course, and during such period there has not been:

          (a) any change in the  assets,  liabilities,  financial  condition  or operating results of Peakway or any Peakway  Subsidiary,  except changes in the ordinary course of business that have not caused,  in the aggregate,  a
     Peakway Material Adverse Effect;

          (b) any  damage,  destruction  or  loss,  whether  or not  covered  by insurance, that would have a Peakway Material Adverse Effect;

          (c) any waiver or compromise by Peakway or any Peakway Subsidiary of a valuable right or of a material debt owed to it;

          (d) any  satisfaction or discharge of any lien,  claim, or encumbrance or payment of any obligation by Peakway or any Peakway  Subsidiary,  except in the  ordinary  course of business and the  satisfaction  or discharge of which would not have a Peakway Material Adverse Effect;

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          (e) any material change to a material Contract by which Peakway or any
     Peakway Subsidiary or any of its respective assets is bound or subject;

          (f) any mortgage, pledge, transfer of a security interest in, or lien, created by Peakway or any Peakway  Subsidiary,  with  respect to any of its material  properties  or  assets,  except  liens  for  taxes not yet due or payable and liens that arise in the ordinary  course of business and do not materially impair Peakway's or such Peakway  Subsidiary's  ownership or use of such property or assets;

          (g) any loans or guarantees made by Peakway or any Peakway  Subsidiary to or for the  benefit of its  employees,  officers  or  directors,  or any members of their immediate  families,  other than travel advances and other advances made in the ordinary course of its business;

          (h) any  alteration of Peakway's  method of accounting or the identity of its auditors;

          (i) any  declaration or payment of dividend or distribution of cash or other property to Stockholders or any purchase, redemption or agreements to purchase or redeem any shares of Peakway Stock;

          (j) any  issuance of equity  securities  to any  officer,  director or affiliate, except pursuant to existing Peakway stock option plans; or

          (k) any arrangement or commitment by Peakway or any Peakway Subsidiary to do any of the things described in this Section 3.19.

     SECTION 3.20.  Compliance with PRC  Anti-Corruption  Laws. Neither Peakway, nor any of its subsidiaries, nor, to Peakway's knowledge, any director, officer, agent,  employee  or other  person  acting on behalf  of  Peakway  or any of its subsidiaries has, in the course of its actions for, or on behalf of, Peakway (i)
used any corporate funds for any unlawful contribution,  gift,  entertainment or other unlawful expenses relating to political activity;  (ii) made any direct or indirect  unlawful  payment to any  foreign or domestic  government  official or employee from corporate  funds;  (iii) violated or is in violation of applicable
PRC laws; or (iv) made any unlawful bribe,  rebate,  payoff,  influence payment, kickback  or other  unlawful  payment  to any  foreign  or  domestic  government official or employee.

                                   ARTICLE IV

                   Representations and Warranties of the Pubco

     The Pubco  represents  and warrants to the  Stockholder  and Peakway  that, except as set  forth in the  reports,  schedules,  forms,  statements  and other documents  filed by Pubco with the SEC and publicly  available prior to the date of the Agreement (the "FILED PUBCO SEC DOCUMENTS") or in the letter,  which will be delivered by the Pubco to Peakway and the Stockholder  concurrently  herewith
(the "PUBCO DISCLOSURE LETTER"):

     SECTION 4.01. Organization, Standing and Power. Pubco is duly incorporated, validly  existing and in good  standing  under the laws of the State of Delaware and has full  corporate  power and  authority  and  possesses  all  governmental franchises,  licenses, permits, authorizations and approvals necessary to enable it to own,  lease or otherwise hold its properties and assets and to conduct its businesses  as  presently  conducted,  other  than  such  franchises,  licenses, permits,  authorizations and approvals the lack of which, individually or in the aggregate,  has not had and would not  reasonably be expected to have a material adverse  effect on Pubco,  a material  adverse effect on the ability of Pubco to perform  its  obligations  under this  Agreement  or on the  ability of Pubco to consummate the Transactions (a "PUBCO MATERIAL ADVERSE  EFFECT").  Pubco is duly qualified to do business in each  jurisdiction  where the nature of its business or  their  ownership  or  leasing  of its  properties  make  such  qualification necessary  and where the failure to so qualify  would  reasonably be expected to have a Pubco Material  Adverse  Effect.  Pubco has delivered to Peakway true and complete copies of the certificate of  incorporation of Pubco, as amended to the date of this Agreement (as so amended,  the "PUBCO CHARTER"),  and the Bylaws of
Pubco,  as  amended to the date of this  Agreement  (as so  amended,  the "PUBCO
Bylaws").

     SECTION 4.02. Subsidiaries;  Equity Interests. Pubco does not own, directly or indirectly,  any capital stock,  membership interest,  partnership  interest, joint venture interest or other equity interest in any person.

     SECTION 4.03. Capital Structure.  The authorized capital stock of the Pubco consists of Seventy-Five  Million (75,000,000) shares of Pubco Common Stock, par value $0.0001 per share.  As of the date hereof,  (i) 4,500,000  shares of Pubco
Common Stock are issued and outstanding. Except as set forth above, no shares of capital  stock or other voting  securities  of Pubco were  issued,  reserved for issuance or outstanding.  All  outstanding  shares of the capital stock of Pubco are,  and all such  shares  that may be issued  prior to the date hereof will be when issued, duly authorized,  validly issued,  fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first  refusal,  preemptive  right,  subscription  right or any similar right under any provision of the General Corporation Law of the State of Delaware, the
Pubco  Charter,  the Pubco  Bylaws or any  Contract to which Pubco is a party or
otherwise  bound.  There  are  not  any  bonds,   debentures,   notes  or  other
indebtedness  of  Pubco  having  the  right  to vote (or  convertible  into,  or exchangeable  for,  securities having the right to vote) on any matters on which holders of Pubco  Common Stock may vote  ("VOTING  PUBCO  DEBT").  Except as set forth  above,  as of the  date of this  Agreement,  there  are not any  options, warrants,  rights,  convertible  or  exchangeable  securities,  "phantom"  stock rights, stock appreciation rights,  stock-based performance units,  commitments,
Contracts, arrangements or undertakings of any kind to which Pubco is a party or by which it is bound (i) obligating Pubco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security  convertible  or exercisable  for or  exchangeable into any capital stock of or other equity interest in, Pubco or any Voting Pubco
Debt,  (ii)  obligating  Pubco to issue,  grant,  extend or enter  into any such option,  warrant, call, right, security,  commitment,  Contract,  arrangement or undertaking  or (iii) that give any person  the right to  receive  any  economic benefit or right  similar to or derived  from the  economic  benefits and rights occurring to holders of the capital  stock of the Pubco.  As of the date of this
Agreement,  there are not any  outstanding  contractual  obligations of Pubco to repurchase,  redeem or otherwise  acquire any shares of capital  stock of Pubco.
Except as set forth in Schedule  4.03, the Pubco is not a party to any agreement

                                       10
granting  any  securityholder  of the  Pubco  the  right to cause  the  Pubco to register  shares of the capital  stock or other  securities of the Pubco held by such  securityholder  under  the  Securities  Act.  The  stockholder  list to be provided at closing to Peakway shall be a current  shareholder list generated by its stock  transfer  agent,  and such list shall  accurately  reflect all of the issued and outstanding shares of the Pubco's Common Stock.

     SECTION  4.04.  Authority;  Execution  and  Delivery;  Enforceability.  The
execution and delivery by the Pubco of this  Agreement and the  consummation  by the Pubco of the  Transactions  have been duly  authorized  and  approved by the
Board of Directors of the Pubco and no other  corporate  proceedings on the part of the  Pubco,  except  for  the  filing  of a  Certificate  of  Completion  (as hereinafter  defined),  are  necessary  to  authorize  this  Agreement  and  the
Transactions.  This Agreement  constitutes a legal, valid and binding obligation of the Pubco, enforceable against the Pubco in accordance with the terms hereof.

     SECTION 4.05. No Conflicts; Consents.

     (a) Except as set forth in the Pubco Disclosure  Letter,  the execution and delivery  by  Pubco  of  this  Agreement,  does  not,  and the  consummation  of
Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without  notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration  of any obligation or to loss of a material  benefit  under,  or to increased,  additional,  accelerated or guaranteed rights or entitlements of any person under,  or result in the creation of any Lien upon any of the  properties or assets of Pubco under,  any  provision of (i) Pubco  Charter or Pubco Bylaws,
(ii) any  material  Contract  to which  Pubco is a party or by which  any of its properties  or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to Pubco or its  properties  or assets,  other than, in the case of clauses (ii)
and (iii) above, any such items that, individually or in the aggregate, have not had and  would not  reasonably  be  expected  to have a Pubco  Material  Adverse
Effect.

     (b) No Consent of, or  registration,  declaration or filing with, or permit from,  any  Governmental  Entity is  required  to be obtained or made by or with respect to Pubco in connection  with the execution,  delivery and performance of this Agreement or the consummation of the  Transactions,  other than the filings under  state  "blue  sky"  laws,  as may be  required  in  connection  with this
Agreement and the Transactions.

     SECTION 4.06. SEC Documents; Undisclosed Liabilities.

     (a) Pubco has filed all reports,  schedules,  forms,  statements  and other documents  required  to  be  filed  by  Pubco  with  the  SEC  (the  "PUBCO  SEC
DOCUMENTS").

     (b) As of its respective  filing date, each Pubco SEC Document  complied in all material  respects with the  requirements  of the Exchange Act and the rules and regulations of the SEC promulgated  thereunder  applicable to such Pubco SEC
Document, and did not contain any untrue statement of a material fact or omit to state a material  fact  required to be stated  therein or  necessary in order to make the statements therein, in light of the circumstances under which they were made, not  misleading.  Except to the extent that  information  contained in any

                                       11
Pubco SEC  Document has been  revised or  superseded  by a later filed Pubco SEC
Document,  none of the Pubco SEC  Documents  contains any untrue  statement of a material fact or omits to state any material fact required to be stated  therein or  necessary  in  order  to  make  the  statements  therein,  in  light  of the circumstances  under  which they were made,  not  misleading.  The  consolidated financial  statements of Pubco included in the Pubco SEC Documents  comply as to form in all material  respects with applicable  accounting  requirements and the published  rules and  regulations  of the SEC with  respect  thereto,  have been prepared in accordance with the U.S.  generally accepted  accounting  principals
("GAAP") (except, in the case of unaudited statements, as permitted by the rules and  regulations  of the SEC) applied on a  consistent  basis during the periods involved  (except as may be indicated in the notes  thereto) and fairly  present the consolidated  financial position of Pubco and its consolidated  subsidiaries as of the dates thereof and the  consolidated  results of their  operations  and cash flows for the periods shown (subject,  in the case of unaudited statements, to normal year-end audit adjustments).

     (c)  Except  as set forth in the Filed  Pubco SEC  Documents,  Pubco has no liabilities or obligations of any nature (whether accrued, absolute,  contingent or otherwise) required by GAAP to be set forth on a balance sheet of Pubco or in the notes  thereto.  The Pubco  Disclosure  Letter sets forth all  financial and contractual  obligations  and  liabilities  (including any  obligations to issue capital stock or other securities of the Pubco) due after the date hereof. As of the date  hereof the Pubco has total  liabilities  of less than  $1,000,  all of which  liabilities  shall be paid off at or prior to the Closing and shall in no event remain liabilities of the Pubco, Peakway or the Stockholder  following the
Closing.

     SECTION 4.07. Absence of Certain Changes or Events.  Except as disclosed in the Filed Pubco SEC Documents or in the Pubco Disclosure  Letter,  from the date of the most recent audited financial  statements included in the Filed Pubco SEC
Documents to the date of this  Agreement,  Pubco has conducted its business only in the ordinary course, and during such period there has not been:

          (a) any change in the  assets,  liabilities,  financial  condition  or operating  results  of the  Pubco  from  that  reflected  in the  Pubco SEC
     Documents,  except changes in the ordinary course of business that have not caused, in the aggregate, a Pubco Material Adverse Effect;

          (b) any  damage,  destruction  or  loss,  whether  or not  covered  by insurance, that would have a Pubco Material Adverse Effect;

          (c) any waiver or compromise by the Pubco of a valuable  right or of a material debt owed to it;

          (d) any  satisfaction or discharge of any lien,  claim, or encumbrance or payment of any obligation by the Pubco, except in the ordinary course of business and the  satisfaction or discharge of which would not have a Pubco
     Material Adverse Effect;

          (e) any material  change to a material  Contract by which the Pubco or any of its assets is bound or subject;

                                       12
          (f) any material change in any  compensation  arrangement or agreement with any employee, officer, director or stockholder;

          (g) any resignation or termination of employment of any officer of the
     Pubco;

          (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Pubco,  with  respect to any of its material  properties  or assets,  except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Pubco's ownership or use of such property or assets;

          (i) any loans or guarantees made by the Pubco to or for the benefit of its  employees,  officers or directors,  or any members of their  immediate families,  other  than  travel  advances  and  other  advances  made in the ordinary course of its business;

          (j) any declaration, setting aside or payment or other distribution in respect of any of the  Pubco's  capital  stock,  or any direct or  indirect redemption,  purchase,  or other  acquisition  of any of such  stock by the
     Pubco;

          (k) any alteration of the Pubco's method of accounting or the identity of its auditors;

          (l) any  issuance of equity  securities  to any  officer,  director or affiliate, except pursuant to existing Pubco stock option plans; or

          (m) any arrangement or commitment by the Pubco to do any of the things described in this Section 4.07.

     SECTION 4.08. Taxes.

     (a) Pubco has timely filed, or has caused to be timely filed on its behalf, all Tax  Returns  required to be filed by it, and all such Tax Returns are true, complete  and  accurate,  except  to the  extent  any  failure  to  file  or any inaccuracies in any filed Tax Returns,  individually  or in the aggregate,  have not had and would not  reasonably be expected to have a Pubco  Material  Adverse
Effect.  All Taxes shown to be due on such Tax Returns,  or otherwise  owed, has been timely paid, except to the extent that any failure to pay,  individually or in the  aggregate,  has not had and would not  reasonably  be expected to have a
Pubco Material Adverse Effect.

     (b) The most recent financial  statements  contained in the Filed Pubco SEC
Documents  reflect  an  adequate  reserve  for all  Taxes  payable  by Pubco (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable  periods and  portions  thereof  through the date of such financial  statements.  No deficiency with respect to any Taxes has been proposed,  asserted or assessed  against Pubco, and no requests for waivers of the time to assess any such Taxes are pending,  except to the extent any such deficiency or request for waiver,  individually or in the aggregate, has not had and would not reasonably be expected to have a Pubco Material Adverse Effect.

     (c) There are no Liens for Taxes (other than for current  Taxes not yet due and payable) on the assets of Pubco.  Pubco is not bound by any  agreement  with respect to Taxes.

                                       13
     SECTION  4.09.  Absence of Changes in Benefit  Plans.  From the date of the most  recent  audited  financial  statements  included  in the  Filed  Pubco SEC
Documents  to the date of this  Agreement,  there has not been any  adoption  or amendment  in  any  material  respect  by  Pubco  of any  collective  bargaining
agreement  or  any  bonus,  pension,  profit  sharing,   deferred  compensation,
incentive compensation,  stock ownership,  stock purchase, stock option, phantom
stock,   retirement,    vacation,   severance,    disability,   death   benefit,
hospitalization, medical or other plan, arrangement or understanding (whether or not legally  binding)  providing  benefits  to any  current or former  employee, officer or director of Pubco  (collectively,  "PUBCO BENEFIT PLANS").  As of the
date  of  this   Agreement   there   are   not   any   employment,   consulting,
indemnification, severance or termination agreements or arrangements between the
Pubco and any current or former employee,  officer or director of the Pubco, nor does the Pubco have any general severance plan or policy.

     SECTION 4.10. ERISA Compliance;  Excess Parachute Payments.  The Pubco does not,  and since its  inception  never has,  maintained,  or  contributed  to any
"employee  pension  benefit  plans"  (as  defined  in  Section  3(2) of  ERISA),
"employee  welfare  benefit  plans" (as defined in Section 3(1) of ERISA) or any other Pubco  Benefit  Plan for the  benefit of any current or former  employees, consultants, officers or directors of Pubco.

     SECTION 4.11. Litigation. There is no Action which (i) adversely affects or challenges the legality,  validity or enforceability of any of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, individually or in the  aggregate,  have or reasonably be expected to result in a Pubco Material
Adverse  Effect.  Neither  the Pubco nor any  subsidiary,  nor any  director  or officer  thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

     SECTION 4.12.  Compliance with Applicable Laws. Pubco is in compliance with all applicable Laws,  including those relating to occupational health and safety and the environment,  except for instances of noncompliance  that,  individually and in the aggregate,  have not had and would not reasonably be expected to have a Pubco  Material  Adverse  Effect.  Except as set forth in the Filed  Pubco SEC
Documents or in the Pubco Disclosure Letter,  Pubco has not received any written communication  during the past two years from a Governmental Entity that alleges that Pubco is not in compliance in any material respect with any applicable Law.
The Pubco is in compliance with all effective requirements of the Sarbanes-Oxley
Act of 2002,  as amended,  and the rules and  regulations  thereunder,  that are applicable to it, except where such  noncompliance  could not have or reasonably be expected to result in a Pubco Material Adverse Effect. This Section 4.12 does not relate to matters  with  respect to Taxes,  which are the subject of Section
4.08.

     SECTION  4.13.  Contracts.  Except  as  disclosed  in the  Pubco  Filed SEC
Documents, there are no Contracts that are material to the business, properties, assets,  condition (financial or otherwise),  results of operations or prospects of the Pubco taken as a whole.  Pubco is not in violation of or in default under
(nor does there exist any condition which upon the passage of time or the giving of notice  would cause such a  violation  of or default  under) any  Contract to which it is a party or by which it or any of its  properties or assets is bound,

                                       14
except  for  violations  or  defaults  that would  not,  individually  or in the aggregate, reasonably be expected to result in a Pubco Material Adverse Effect.

     SECTION  4.14.  Title to  Properties.  Pubco  has good  title  to, or valid leasehold  interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which  the  Pubco has  leasehold  interests,  are free and clear of all Liens other than those set forth in the Pubco  Disclosure  Letter and except for Liens that,  in the  aggregate,  do not and will  not  materially  interfere  with the ability of the Pubco to  conduct  business  as  currently  conducted.  Pubco has complied in all material respects with the terms of all material leases to which it is a party and under  which it is in  occupancy,  and all such  leases are in full force and effect.  Pubco enjoys peaceful and undisturbed  possession  under all such material leases.

     SECTION 4.15. Intellectual Property.  Pubco owns, or is validly licensed or otherwise  has the right to use,  all  Intellectual  Property  Rights  which are material to the conduct of the business of the Pubco taken as a whole. The Pubco
Disclosure  Letter sets forth a description of all Intellectual  Property Rights which are material to the conduct of the business of the Pubco taken as a whole.
Except as set forth in the Pubco Disclosure  Letter no claims are pending or, to the knowledge of the Pubco, threatened that the Pubco is infringing or otherwise adversely  affecting  the rights of any person with  regard to any  Intellectual
Property  Right.  To the  knowledge of the Pubco,  no person is  infringing  the rights of the Pubco with respect to any Intellectual Property Right.

     SECTION 4.16.  Labor Matters.  There are no collective  bargaining or other labor union agreements to which the Pubco is a party or by which it is bound. No material  labor dispute  exists or, to the  knowledge of the Pubco,  is imminent with respect to any of the employees of the Pubco.

     SECTION 4.17.  Market Makers.  The Pubco has at least two market makers for its common  shares and such market makers have obtained all permits and made all filings  necessary in order for such market  makers to continue as market makers of the Pubco.

     SECTION 4.18.  Transactions  With  Affiliates and Employees.  Except as set
forth in the Filed Pubco SEC Documents and Pubco Disclosure Letter,  none of the officers or directors of the Pubco and, to the  knowledge of the Pubco,  none of the  employees  of the Pubco is  presently a party to any  transaction  with the
Pubco or any  subsidiary  (other than for  services as  employees,  officers and directors), including any contract, agreement or other arrangement providing for the  furnishing  of services to or by,  providing for rental of real or personal property to or from,  or  otherwise  requiring  payments to or from any officer, director or such employee or, to the knowledge of the Pubco, any entity in which any officer,  director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     SECTION 4.19. Internal Accounting Controls. The Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions  are executed in accordance with  management's  general or specific
authorizations,   (ii)   transactions   are  recorded  as  necessary  to  permit
preparation  of financial  statements  in  conformity  with  generally  accepted accounting  principles  and to maintain  asset  accountability,  (iii) access to

                                       15
assets is permitted  only in accordance  with  management's  general or specific authorization,  and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Pubco has established  disclosure  controls and procedures for the Pubco and designed such disclosure controls and procedures to ensure  that  material  information  relating  to the Pubco is made known to the officers by others within those  entities.  The Pubco's  officers have evaluated the  effectiveness of the Pubco's controls and procedures.  Since June 30, 2009, there have been no significant  changes in the Pubco's internal  controls or, to the Pubco's  knowledge,  in other  factors that could  significantly  affect the
Pubco's internal controls.

     SECTION 4.20. Solvency. Based on the financial condition of the Pubco as of the closing date (and assuming that the closing  shall have  occurred),  (i) the
Pubco's  fair  saleable  value of its assets  exceeds  the  amount  that will be required  to be paid on or in respect of the  Pubco's  existing  debts and other liabilities  (including known contingent  liabilities) as they mature,  (ii) the
Pubco's  assets do not  constitute  unreasonably  small  capital to carry on its business  for the  current  fiscal year as now  conducted  and as proposed to be conducted including its capital needs taking into account the particular capital requirements  of the business  conducted  by the Pubco,  and  projected  capital requirements and capital  availability  thereof, and (iii) the current cash flow of the Pubco,  together  with the proceeds the Pubco would  receive,  were it to liquidate all of its assets,  after taking into account all anticipated  uses of the cash,  would be  sufficient  to pay all amounts on or in respect of its debt when such  amounts are  required to be paid.  The Pubco does not intend to incur debts  beyond its ability to pay such debts as they mature  (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

     SECTION 4.21. Application of Takeover Protections.  The Pubco has taken all necessary  action,  if any, in order to render  inapplicable  any control  share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar  anti-takeover  provision under the Pubco's charter  documents  or the laws of its state of  incorporation  that is or could become  applicable to the  Stockholder  as a result of the  Stockholder  and the
Pubco  fulfilling  their  obligations  or  exercising  their  rights  under this
Agreement,  including,  without  limitation,  the issuance of the Shares and the
Stockholder's ownership of the Shares.

     SECTION  4.22.  No  Additional  Agreements.  The  Pubco  does  not have any agreement or understanding with the Stockholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

     SECTION 4.23. Investment Company. The Pubco is not, and is not an affiliate of, and immediately  following the Closing will not have become,  an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION  4.24.  Disclosure.  All  disclosure  provided  to the  Stockholder regarding  the Pubco,  its business and the  transactions  contemplated  hereby, furnished by or on behalf of the Pubco  (including  the Pubco's  representations and  warranties  set forth in this  Agreement)  are true and  correct and do not contain any untrue  statement  of a material  fact or omit to state any material

                                       16
fact  necessary in order to make the  statements  made therein,  in light of the circumstances under which they were made, not misleading.

     SECTION  4.25.  Certain  Registration  Matters.  Except as specified in the
Pubco Disclosure Letter and Filed Pubco SEC Documents, the Pubco has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Pubco registered with the SEC or any other governmental  authority that have not been satisfied.  SECTION 4.26. Listing and
Maintenance  Requirements.  The Pubco is, and has no reason to  believe  that it will not in the  foreseeable  future  continue  to be,  in  compliance  with the listing and maintenance requirements for continued listing of the Pubco Stock on the trading market on which the Pubco Stock are currently listed or quoted.  The issuance and sale of the Shares under this  Agreement  does not  contravene  the rules and  regulations  of the  trading  market  on which  the  Pubco  Stock are currently listed or quoted,  and no approval of the stockholders of the Pubco is required  for the Pubco to issue  and  deliver  to the  Stockholder  the  Shares contemplated by this Agreement.

     SECTION  4.26.  No  Undisclosed   Events,   Liabilities,   Developments  or
Circumstances. No event, liability,  development or circumstance has occurred or exists,  or is contemplated to occur with respect to the Pubco, its subsidiaries or their respective  business,  properties,  prospects,  operations or financial condition,  that would be required to be disclosed by the Pubco under applicable securities  laws on a  registration  statement  on Form S-1  filed  with the SEC relating to an issuance  and sale by the Pubco of its Common Stock and which has not been publicly announced.

     SECTION 4.27. Foreign Corrupt Practices.  Neither the Pubco, nor any of its
subsidiaries,  nor, to the Pubco's  knowledge,  any  director,  officer,  agent, employee  or  other  person  acting  on  behalf  of  the  Pubco  or  any  of its subsidiaries  has, in the course of its actions  for, or on behalf of, the Pubco
(i) used any corporate funds for any unlawful contribution,  gift, entertainment or other unlawful expenses relating to political activity;  (ii) made any direct or indirect unlawful payment to any foreign or domestic  government  official or employee  from  corporate  funds;  (iii)  violated  or is in  violation  of  any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv)
made any unlawful bribe, rebate,  payoff,  influence payment,  kickback or other unlawful payment to any foreign or domestic government official or employee.

                                   ARTICLE V

                                   Deliveries

     SECTION 5.01. Deliveries of the Stockholder.

     (a)  Concurrently  herewith the Stockholder is delivering to the Pubco this
Agreement executed by the Stockholder.

     (b) On Closing date, the Stockholder shall deliver to the Pubco:

          (i)  certificates representing its Peakway Stock; and

                                       17
          (ii) duly executed  instruments of transfer by the  Stockholder of its
               Peakway Stock to the Pubco.

     SECTION 5.02. Deliveries of the Pubco.

     (a) Concurrently herewith, the Pubco is delivering:

          (i)  to the  Stockholder  and to  Peakway,  a copy of  this  Agreement executed by Pubco;

          (ii) to Peakway, a certificate from the Pubco, signed by its Secretary or Assistant Secretary certifying that the attached copies of the
               Pubco  Charter,  Pubco  Bylaws  and  resolutions  of the Board of
               Directors  of  the  Pubco   approving   the   Agreement  and  the
               Transactions,  are all true,  complete  and correct and remain in full force and effect;

     (b) At or prior to the Closing, the Pubco shall deliver:

          (i)  to Peakway,  a letter of  resignation of Chen Yi from all offices he holds with the Pubco  effective  upon the Closing and from his position as a director of the Pubco; and

          (ii) to Peakway, evidence of the election (A) of five directors to the board of directors of the Pubco and (B) of the executive officers of Peakway as executive  officers of the Pubco effective upon the
               Closing.

     (c) On Closing date, the Pubco shall deliver:

     to the Stockholder, certificates representing the new shares of Pubco Stock issued to the Stockholder as set forth on Exhibit A.

     SECTION 5.03. Deliveries of Peakway.

     Concurrently  herewith,  Peakway is delivering to the Pubco this  Agreement executed by Peakway

                                   ARTICLE VI

                              Conditions to Closing

     SECTION 6.01. Stockholder and Peakway Conditions Precedent. The obligations of the  Stockholder  and  Peakway  to enter  into and  complete  the  Closing is subject,  at the option of the Stockholder and Peakway, to the fulfillment on or prior to the Closing Date of the following conditions:

                                       18
     (a)  Representations  and Covenants.  The representations and warranties of the Pubco contained in this Agreement shall be true in all material  respects on and as of the Closing  Date with the same force and effect as though made on and as of the Closing  Date.  The Pubco  shall have  performed  and  complied in all material  respects with all covenants and agreements  required by this Agreement to be performed or complied with by the Pubco on or prior to the Closing Date.

     (b) Litigation.  No action,  suit or proceeding  shall have been instituted before any court or  governmental or regulatory body or instituted or threatened by any  governmental  or  regulatory  body to  restrain,  modify or prevent  the carrying  out of the  Transactions  or to seek  damages or a discovery  order in connection with such  Transactions,  or which has or may have, in the reasonable opinion  of Peakway  or the  Stockholder,  a  materially  adverse  effect on the assets, properties,  business,  operations or condition (financial or otherwise)
of the Pubco or Peakway.

     (c) No Material  Adverse Change.  There shall not have been any occurrence, event,  incident,  action,  failure to act, or  transaction  since June 30, 2009 which has had or is reasonably likely to cause a Pubco Material Adverse Effect.

     (d) Post-Closing  Capitalization.  At, and immediately  after, the Closing, the authorized  capitalization,  and the number of issued and outstanding shares of the capital  stock of Peakway and the Pubco,  on a  fully-diluted  basis,  as indicated  on a  schedule  to be  delivered  by the  Parties  at or prior to the
Closing,  shall be  acceptable  to the  Stockholder  in its  sole  and  absolute discretion.

     (e) SEC Reports. The Pubco shall have filed all reports and other documents required to be filed by Pubco under the U.S. federal securities laws through the
Closing Date.

     (f) OTCBB  Quotation.  The Pubco  shall  have  maintained  its  status as a company whose common stock is quoted on the Over-the-Counter  Bulletin Board and no reason  shall  exist as to why such  status  shall not  continue  immediately following the Closing.

     (g)  Deliveries.  The deliveries  specified in Section 5.02 shall have been made by the Pubco.

     (h) No Suspensions of Trading in Pubco Stock; Listing. Trading in the Pubco
Stock shall not have been suspended by the SEC or any trading market (except for any  suspensions  of trading of not more than one  trading  day solely to permit dissemination of material information regarding the Pubco) at any time since the date of execution of this Agreement,  and the Pubco Stock shall have been at all times since such date listed for trading on a trading market.

     (i) Satisfactory  Completion of Due Diligence.  Peakway and the Stockholder
shall have completed  their legal,  accounting and business due diligence of the
Pubco  and  the  results  thereof  shall  be  satisfactory  to  Peakway  and the
Stockholder in their sole and absolute discretion.

                                       19
     (j)  Delivery of PRC Legal  Opinion.  Pubco shall have  received an opinion from Peakway's legal counsel in the People's Republic of China that confirms the legality under Chinese law in connection with the Transactions.

     SECTION 6.02. Pubco Conditions  Precedent.  The obligations of the Pubco to enter into and complete the Closing is subject,  at the option of the Pubco,  to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Pubco in writing.

     (a)  Representations  and Covenants.  The representations and warranties of the  Stockholder  and Peakway  contained in this Agreement  shall be true in all material  respects on and as of the Closing  Date with the same force and effect as though made on and as of the Closing Date. The  Stockholder and Peakway shall have  performed  and complied in all material  respects  with all  covenants and agreements  required by this  Agreement to be performed or complied  with by the
Stockholder  and Peakway on or prior to the  Closing  Date.  Peakway  shall have delivered to the Pubco, if requested, a certificate,  dated the Closing Date, to the foregoing effect.

     (b) Litigation.  No action,  suit or proceeding  shall have been instituted before any court or  governmental or regulatory body or instituted or threatened by any  governmental  or  regulatory  body to  restrain,  modify or prevent  the carrying  out of the  Transactions  or to seek  damages or a discovery  order in connection with such  Transactions,  or which has or may have, in the reasonable opinion of the Pubco,  a materially  adverse  effect on the assets,  properties, business, operations or condition (financial or otherwise) of the Pubco.

     (c) No Material  Adverse Change.  There shall not have been any occurrence, event,  incident,  action,  failure to act, or  transaction  since June 30, 2009 which  has had or is  reasonably  likely  to cause a  Peakway  Material  Adverse
Effect.

     (d) Deliveries.  The deliveries  specified in Section 5.01 and Section 5.03 shall have been made by the Stockholder and Peakway, respectively.

     (e) Post-Closing  Capitalization.  At, and immediately  after, the Closing, the authorized  capitalization,  and the number of issued and outstanding shares of the capital  stock of Peakway and the Pubco,  on a  fully-diluted  basis,  as indicated  on a  schedule  to be  delivered  by the  Parties  at or prior to the
Closing, shall be acceptable to the Pubco in its sole and absolute discretion.

                                  ARTICLE VII

                                    Covenants

     SECTION  7.01.  Blue Sky Laws.  Pubco  shall  take any action  (other  than qualifying  to do  business  in any  jurisdiction  in  which  it is  not  now so

                                       20
qualified)  required to be taken under any applicable  state  securities laws in connection with the issuance of Pubco Stock in connection with this Agreement.

     SECTION  7.02.  Fees  and  Expenses.  All  fees and  expenses  incurred  in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

     SECTION  7.03.  Continued  Efforts.   Each  Party  shall  use  commercially
reasonable efforts to (a) take all action reasonably necessary to consummate the
Transactions,  and (b) take such steps and do such acts as may be  necessary  to keep  all of its  representations  and  warranties  true and  correct  as of the
Closing  Date  with the same  effect  as if the  same  had been  made,  and this
Agreement had been dated, as of the Closing Date.

     SECTION 7.04.  Conduct of Business.  During the period from the date hereof through the Closing  Date,  Pubco and  Peakway  shall carry on their  respective businesses in the ordinary and usual course consistent with past practice.

     SECTION 7.05.  Exclusivity.  The Pubco shall not (i) solicit,  initiate, or encourage the  submission  of any proposal or offer from any person  relating to the acquisition of any capital stock or other voting securities of the Pubco, or any  assets of the Pubco  (including  any  acquisition  structured  as a merger, consolidation,  share exchange or other business combination),  (ii) participate in any  discussions or  negotiations  regarding,  furnish any  information  with respect to,  assist or  participate  in, or  facilitate  in any other manner any effort or  attempt by any  person to do or seek any of the  foregoing,  or (iii)
take any other action that is inconsistent  with the  Transactions  and that has the effect of avoiding the Closing  contemplated  hereby. The Pubco shall notify
Peakway immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     SECTION 7.06.  Filing of 8-K. As soon as practicable  following the Closing
Date,  Peakway shall provide the Pubco and the  Stockholder  with a draft of the current  report on Form 8-K that is  reasonably  acceptable to the Pubco and the
Stockholder that the Pubco shall file,  within four business days of the Closing
Date and attaching as exhibits all relevant  agreements  with the SEC disclosing the  terms of this  Agreement  and  other  requisite  disclosure  regarding  the
Transactions  and  including  the  requisite  audited   consolidated   financial
statements of Peakway.

     SECTION 7.07. Access. Each Party shall permit representatives of each other
Party to have full access to all premises, properties, personnel, books, records
(including  Tax  records),  contracts,  and  documents of or  pertaining to such
Party.

     SECTION 7.08.  Preservation  of Business.  From the date of this  Agreement until the Closing Date,  each of Peakway and the Pubco shall operate only in the ordinary and usual course of business  consistent with past practice  (provided, however,  that Pubco shall not issue any  securities  without the prior  written consent of Peakway), and shall use reasonable commercial efforts to (a) preserve intact its  respective  business  organization,  (b)  preserve the good will and advantageous relationships with customers,  suppliers,  independent contractors, employees  and  other  Persons  material  to the  operation  of  its  respective business, and (c) not permit any action or omission which would cause any of its

                                       21
respective  representations or warranties  contained herein to become inaccurate or any of its respective covenants to be breached in any material respect.

                                  ARTICLE VIII

                                  Miscellaneous

SECTION  8.01.  Notices.  All  notices,  requests,  claims,  demands  and  other communications  under this  Agreement  shall be in  writing  and shall be deemed given upon receipt by the Parties at the  following  addresses (or at such other address for a Party as shall be specified by like notice):

     If to the Pubco, to:

     Room 42, 4th Floor, New Henry House,
     10 Ice Street, Central, Hong Kong
     Tel: 00852 2810 7822
     Fax: 00852 2845 0504
     Attn: Yi Chen

     If to Peakway, to:

     No. 78 Kanglong East Road, Yangdaili,  Chendai Township,  Jinjiang
     City, Fujian Province, P. R. China
     Tel: (86 595) 8677 0999
     Fax: (86 595) 8677 5388
     Attn: Haiting Li

     If to the Stockholder, to:

     Room 42, 4th Floor, New Henry House, 10 Ice Street, Central, Hong Kong
     Tel: (852) 2810 7822
     Fax: (852) 2845 0504
     Attn: Haiting Li

     with a copy to:

     King & Wood
     40th Floor, Office Tower A, Beijing Fortune Plaza 7 Dongsanhuan Zhonglu,
     Chaoyang District Beijing 100020, China.
     Attention: Charles Law
     Tel: 8610-58785372
     Fax:8610-58785566

                                       22
     SECTION  8.02.  Amendments;   Waivers;  No  Additional  Consideration.   No
provision  of this  Agreement  may be  waived  or  amended  except  in a written instrument  signed by Peakway,  Pubco and the Stockholder  holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement  shall be deemed to be a continuing  waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right  hereunder  in any manner  impair the exercise of any such right. No consideration  shall be offered or paid to the Stockholder to amend or consent to a waiver or modification of any provision of any transaction document unless the same  consideration is also offered to all Stockholders who then hold
Shares.

     SECTION 8.03. Termination.

     (a) Termination of Agreement.

     Peakway,  the  Stockholder  and the Pubco may terminate  this  Agreement by mutual written consent at any time prior to the Closing;

     (b) Effect of Termination.  If any Party terminates this Agreement pursuant to Section 8.03(a) above,  all rights and  obligations of the Parties  hereunder shall  terminate  without  any  Liability  of any  Party to any  other  Party to
consummate   its   obligations   hereunder  or  to  complete  the   transactions
contemplated  by this  Agreement,  except for any Liability of any Party then in breach.

     SECTION  8.04.  Power  of  Attorney.  The  Stockholder  hereby  irrevocably constitutes and appoints Peakway and any officer or agent of Peakway,  with full power of  substitution,  as its  true and  lawful  attorneys-in-fact  with  full irrevocable  power and authority in the place and stead of the Stockholder or in
Peakway's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate  action and to execute any and all documents and instruments  that may be necessary or useful to accomplish  the purposes of this
Agreement and,  without  limiting the generality of the foregoing,  hereby gives said attorneys the power and right, on behalf of the Stockholder, without notice to or assent by the  Stockholder  to transfer any future shares  acquired by the
Stockholder  and any  purchase  option,  call  option,  right of first  refusal, preemptive  right,  subscription  right  or any  similar  right  granted  to the
Stockholder relating to transactions on or before the date hereof.

     SECTION 8.05.  Replacement of Securities.  If any certificate or instrument evidencing any Shares is mutilated,  lost, stolen or destroyed,  the Pubco shall issue  or  cause  to be  issued  in  exchange  and  substitution  for  and  upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument,  but only upon receipt of evidence reasonably satisfactory to the
Pubco of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The  applicants for a new  certificate  or instrument  under such circumstances  shall also pay any reasonable  third-party  costs associated with the  issuance  of such  replacement  Shares.  If a  replacement  certificate  or instrument  evidencing any Shares is requested due to a mutilation thereof,  the
Pubco may require  delivery of such  mutilated  certificate  or  instrument as a condition precedent to any issuance of a replacement.

                                       23
     SECTION  8.06.  Remedies.  In  addition to being  entitled to exercise  all rights provided  herein or granted by law,  including  recovery of damages,  the
Stockholder,  Pubco and Peakway will be entitled to specific  performance  under this  Agreement.  The Parties  agree that  monetary  damages may not be adequate compensation  for any loss  incurred  by  reason of any  breach  of  obligations described in the foregoing sentence and hereby agrees to waive in any action for specific  performance  of any such  obligation  the defense that a remedy at law would be adequate.

     SECTION 8.07.  Independent Nature of Stockholders'  Obligations and Rights.
The  obligations  of each  Stockholder  under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible  in any way for the  performance  of the  obligations  of any  other
Stockholder  under this Agreement.  The decision of each  Stockholder to acquire
Shares   pursuant  to  this   Agreement  has  been  made  by  such   Stockholder
independently of any other Stockholder.  Nothing contained herein, and no action taken by any  Stockholder  pursuant  hereto,  shall be deemed to constitute  the
Stockholder as a partnership,  an association, a joint venture or any other kind of entity, or create a presumption that the Stockholder are in any way acting in concert  or as a group  with  respect to such  obligations  or the  transactions contemplated herein. Each Stockholder acknowledges that no other Stockholder has acted as agent for such  Stockholder  in connection  with making its  investment hereunder and that no Stockholder will be acting as agent of such Stockholder in connection  with monitoring its investment in the Shares or enforcing its rights under this  Agreement.  Each  Stockholder  shall be  entitled  to  independently protect and enforce its rights,  including without limitation the rights arising out of this Agreement,  and it shall not be necessary for any other  Stockholder to be joined as an additional party in any proceeding for such purpose.  Each of
Peakway and Pubco  acknowledge  that the Stockholder has been provided with this
same  Agreement  for  the  purpose  of  closing  a  transaction   with  multiple
Stockholders  and not  because  it was  required  or  requested  to do so by any
Stockholder.

     SECTION 8.08. Limitation of Liability.  Notwithstanding  anything herein to the  contrary,  each of the Pubco and  Peakway  acknowledge  and agree  that the liability of a Stockholder arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of such  Stockholder,  and that no  trustee,  officer,  other  investment vehicle or any other affiliate of such Stockholder or any investor,  shareholder or  holder  of  shares  of  beneficial  interest  of such  Stockholder  shall be personally liable for any liabilities of such Stockholder.

     SECTION 8.09. Interpretation. When a reference is made in this Agreement to a  Section,  such  reference  shall be to a  Section  of this  Agreement  unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this  Agreement,  they  shall be  deemed  to be  followed  by the  words
"without limitation".

     SECTION  8.10.  Severability.  If any  term  or  other  provision  of  this
Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy,  all other  conditions and provisions of this Agreement  shall nevertheless  remain in full force and effect so long as the  economic  or legal substance of the Transactions  contemplated hereby is not affected in any manner materially  adverse to any Party. Upon such determination that any term or other provision is invalid,  illegal or incapable of being enforced, the Parties shall

                                       24
negotiate  in good faith to modify this  Agreement  so as to effect the original intent of the Parties as closely as possible in an acceptable  manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.11.  Counterparts;  Facsimile  Execution.  This  Agreement may be
executed in one or more  counterparts,  all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution  and delivery of this  Agreement  is legal,  valid and binding for all purposes.

     SECTION 8.12. Entire Agreement; Third Party Beneficiaries.  This Agreement,
taken together with Peakway  Disclosure Letter and the Pubco Disclosure  Letter,
(a)  constitute  the entire  agreement,  and supersede all prior  agreements and understandings,  both  written and oral,  among the Parties  with respect to the
Transactions  and (b) are not  intended to confer upon any person other than the
Parties any rights or remedies.

     SECTION  8.13.  Governing  Law.  This  Agreement  shall be governed by, and construed in accordance  with, the laws of the State of Delaware,  regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees (a) that this Agreement involves at least  $100,000.00,  and (b) that this Agreement has been entered into by the parties hereto in express  reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby  irrevocably and  unconditionally  agrees (i) that it is and shall continue  to be  subject  to the  jurisdiction  of the  courts  of the  State of
Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A)
to the extent that such party is not otherwise  subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such  party's  agent for  acceptance  of legal  process  and notify the other parties  hereto of the name and  address of such  agent,  and (B) to the fullest extent  permitted by law, that service of process may also be made on such party by prepaid  certified mail with a proof of mailing receipt validated by the U.S.
Postal Service constituting  evidence of valid service, and that, to the fullest extent  permitted by  applicable  law,  service made  pursuant to (ii)(A) or (B)
above  shall have the same legal  force and effect as if served  upon such party personally within the State of Delaware.

     SECTION 8.14.  Assignment.  To the fullest extent permitted by law, neither this  Agreement  nor any of the  rights,  interests  or  obligations  under this
Agreement  shall  be  assigned,  in whole or in  part,  by  operation  of law or otherwise by any of the Parties  without the prior written  consent of the other
Parties. Any purported assignment without such consent shall be void. Subject to the preceding  sentences,  this  Agreement  will be binding  upon,  inure to the benefit of, and be enforceable by, the Parties and their  respective  successors and assigns.

                            [Signature Page Follows]

                                       25
     The  Parties  hereto  have  executed  and  delivered  this  Share  Exchange
Agreement as of the date first above written.

The Pubco:
                                           WOLLEMI MINING CORP.

                                           By: /s/ Chen Yi
                                              ----------------------------------
                                           Name:  Chen Yi
                                           Title: President

Peakway:
                                           PEAKWAY WORLDWIDE LIMITED

                                           By: /s/ Haiting Li
                                              ----------------------------------
                                           Name:  Haiting Li
                                           Title: Director

The Stockholder:
                                           CABO DEVELOPMENT LIMITED

                                           By: /s/ Haiting Li
                                              ----------------------------------
                                           Name:  Haiting Li
                                           Title: Director

                                       26
                                    EXHIBIT A

                                         Number of         Percentage of Total      Number of Shares of
                                         Shares of            Company Shares         Pubco Stock to be
                                       Peakway Stock      Represented By Shares         Received by
Name and Address of Stockholder       Being Exchanged        Being Exchanged            Stockholder
-------------------------------       ---------------        ---------------            -----------

Cabo Development Limited                   1,000                   70%                   10,500,000

                                     WAIVER

                                November 5, 2009

This waiver dated  November 5, 2009 (the  "WAIVER") is made  pursuant to Section
6.02 of the Share Exchange Agreement ("Share Exchange Agreement") dated November
5, 2009 by and among Wollemi Mining Corp., a Delaware corporation (the "PUBCO"),
Peakway Worldwide  Limited,  a British Virgin Islands company  ("PEAKWAY"),  and
Cabo Development  Limited, a British Virgin Islands company (the "STOCKHOLDER").
Capitalized  terms not otherwise defined herein shall have the meaning set forth in the Share Exchange Agreement.

Pursuant to Section 3.14 of the Share Exchange  Agreement,  Prior to the Closing
Peakway will deliver to the Pubco its audited consolidated  financial statements for the quarter ended June 30, 2009 and for the fiscal years ended  December 31,
2008, and 2007 (collectively, the "PEAKWAY FINANCIAL STATEMENTS").

The Pubco hereby waives the  requirement of the audited  consolidated  financial statements for the quarter ended June 30, 2009 and December 31, 2008 as provided in Section 3.14 of the Share Exchange  Agreement,  and  acknowledges  and agrees that Peakway shall provide the reviewed  consolidated  financial  statements for the  quarter  ended  June 30,  2009  and  December  31,  2008,  and the  audited consolidated  financial  statements for the fiscal years ended December 31, 2008 and 2007.

This Waiver may be executed and delivered in one or more  counterparts,  each of which shall be deemed as original,  but all of which together  shall  constitute one and the same instrument.

IN WITNESS WHEREOF, the Pubco has executed this Waiver of the date first written above.

The Pubco:
                                           WOLLEMI MINING CORP.

                                           By: /s/ Chen Yi
                                              ----------------------------------
                                           Name:  Chen Yi
                                           Title: President

                            BEIJING YINGDAO LAW FIRM

C-2 Floor, Kaixuan Building, No. 143                   TELEPHONE: 66515676
Xizhimen Wai Street, Beijing 100044                    FAX:       66512605
People's Republic of China                             E-MAIL: gaodengli@tom.com

To:

Wollemi Mining Corp.
Room 42, 4th Floor, New Henry House
10 Ice Street, Central, Hong Kong

Re: Fujian Jingjiang Pacific Shoes Co., Limited, and
    Fujian Baopiao Light Industry Co., Limited.

                                                                November 6, 2009

Ladies and Gentlemen:

We have acted as the qualified lawyers of the People's Republic of China ("PRC")
for the companies as captioned above (the "Companies").

We have made no  investigation of and express no opinion in relation to the laws of any  jurisdiction  other than the PRC.  This opinion is to be governed by and construed in accordance  with the laws of the PRC and is limited to and is given on the basis of the current law and practice in the PRC.

This  opinion is delivered  to you  pursuant to  Section6.01(j)  of that certain
Share  Exchange  Agreement  dated  November 5, 2009 by and among Wollemi  Mining
Corp., a Delaware corporation ( "Wollemi"), Peakway Worldwide Limited, a British
Virgin Islands company  ("Peakway") and Cabo  Development  Limited  ("Cabo"),  a
British  Virgin Islands  company,  as the sole  shareholder  of Peakway  ("Share
Exchange  Agreement"),  in connection with the legality of certain  transactions involving or related to the Companies and the share exchange.

1    Certain transactions

     Based on the documents  examined by us, we understand  the facts of certain transactions  relating  to the  subject  matter  of this  opinion  to be as follows:

     The Companies comprise the following PRC limited liability companies:

     Fujian Jingjiang Pacific Shoes Co., Limited ("Pacific"), and Fujian Baopiao
     Light Industry Co., Limited ("Baopiao").

     We are  informed  and  assume,  but  as  PRC  counsel  express  no  opinion confirming,  that Peakway is a company formed under the laws of the British
     Virgin  Islands,  and the original and current  record owner of 100% of the share of which is Cabo.

     Peakway  acquired  100% equity  interests in each of the  Companies in 2009 from Jinjiang Baopiao Footwear and Apparel Co., Ltd., Hong Kong Tianxinhang
     Co., Ltd. and Italy Baopiao (Hong Kong) Apparel Development Co., Ltd.
2    Assumptions

In giving this opinion, we have assumed that:

2.1  the genuineness of all signatures on all documents; and

2.2  the  conformity to original  documents of all documents  submitted to us as copies and the authenticity and completeness of those original documents.

3    Opinions

On the basis of the foregoing, we are of the opinion that:

3.1  With respect to Pacific and Baopiao:

     (i)  Pacific has been duly  organized  and is validly  existing as a wholly foreign owned company with limited liability under the PRC Laws and is in good standing under the PRC Laws;  100% of the equity  interests of
          Pacific are owned by Alberta  Holdings  Limited,  a Hong Kong  company
          ("Albert"),   which  is  in  turn  100%  controlled  by  Peakway.  The
          registered  capital of Pacific is RMB 5,000,000,  which has been fully contributed.

     (ii) The  equity  interests  of  Pacific  are free and clear of all  liens, encumbrances,  equities or claims;  the articles of  association,  the business  license and other  constituent  documents of Pacific  comply with the requirements of PRC Laws and are in full force and effect.

     (iii)Pacific has complied in all respects with all national,  provincial or local laws, statutes, ordinances, rules, regulations and orders of the
          PRC applicable to it or its business or operations or the ownership or use of any of the its assets,  and has  obtained  and  complied in all
          respects   with  all   national,   provincial   and  local   licenses,
          authorizations,  approvals,  consents,  registrations and permits from
          PRC governmental agencies necessary for the conduct of its business as it has  been  conducting  since  its  inception  and/or  as  currently conducted or the ownership or use of any of its assets.

     (iv) Baopiao has been duly  organized  and is validly  existing as a wholly foreign owned company with limited liability under the PRC Laws and is in good standing under the PRC Laws;  100% of the equity  interests of
          Baopiao  are owned by  Alberta,  which is in turn 100%  controlled  by
          Peakway.  The  registered  capital of Baopiao  is  50,000,000HKD.  The contributed capital of Baopiao is 16,370,477.66HKD, which accounts for
          32.74% of the registered capital.

     (v)  The  equity  interests  of  Baopiao  are free and clear of all  liens, encumbrances,  equities or claims;  the articles of  association,  the business  license and other  constituent  documents of Baopiao  comply with the requirements of PRC Laws and are in full force and effect.

     (vi) Baopiao has complied in all respects with all national,  provincial or local laws, statutes, ordinances, rules, regulations and orders of the
          PRC applicable to it or its business or operations or the ownership or use of any of the its assets,  and has  obtained  and  complied in all
          respects   with  all   national,   provincial   and  local   licenses,
          authorizations,  approvals,  consents,  registrations and permits from
          PRC governmental agencies necessary for the conduct of its business as it has  been  conducting  since  its  inception  and/or  as  currently conducted or the ownership or use of any of its assets.

3.2  With  respect to the  equity  transfer  regarding  the  acquisition  of the
     Companies made by Alberta:
     (i)  Alberta acquired 28% and 72% interest in Pacific from Jinjiang Baopiao
          Footwear and Apparel Co., Ltd. and Hong Kong  Tianxinhang  Co.,  Ltd.,
          respectively,  pursuant to equity transfer agreement dated January 12,
          2009, of which an approval from the competent local delegate agency of the PRC  Ministry of Commerce  was  obtained  on  February  25,  2009, evidenced by (i) a certificate  of foreign  investment  approval dated
          March 16, 2009, and (ii) an amended  business  license dated March 27,
          2009, both in proper form and content, true and accurate.

     (ii) Alberta  acquired  100%  interest in Baopiao from Italy  Baopiao (Hong
          Kong)  Apparel  Development  Co.,  Ltd,  pursuant  to equity  transfer agreement  dated  February  26,  2009,  of which an approval  from the competent  local  delegate  agency of the PRC Ministry of Commerce was obtained on March 2, 2009,  evidenced by (i) a certificate  of foreign investment approval dated April 24, 2009, and (ii) an amended business license  dated March 24, 2009,  both in proper form and content,  true and accurate.

     (iii)The  acquisition by Alberta of the foregoing  equity  interests in the
          Companies  did  not  conflict  with  any   applicable   laws,   rules,
          regulations,   ordinances,   codes   or  other   obligations   of  any
          governmental body in the  PRC(pound)<172>and  all necessary approvals, consents,  licenses and permits in connection with these  acquisitions were obtained.

     (iv) The  consideration  for  Alberta's  acquisition  of the  equity in the
          Companies  has been fully  paid to and  received  by the  transferring equity holders of the Companies.  No equity  interest in the Companies acquired by Alberta from the transferring equity holders is subject to any right of rescission, revocation, cancellation or forfeiture or any lien or encumbrance by any party under the laws of the PRC.

     (v)  The  acquisitions by Alberta of the equity  interests in the Companies were  duly  authorized  by all  necessary  actions  on the part of the
          Companies and their equity holders.

     (vi) Alberta  is  now  the  beneficial   owner  of  the  following   equity
          percentages in the Companies: (a) Pacific-100%; (b) Baopiao- 100%

     (vii)The Foreign  Exchange  Registration  of each of the Companies has been duly filed with SAFE to indicate  the  percentage  ownership  in those
          Companies by Alberta.

     (viii) The transactions  contemplated by the equity transfer is not violate the Regulations on Mergers and Acquisitions of Domestic Enterprises by
          Foreign  Investors  (the  "M&A  Rules"),  which  became  effective  on
          September 8, 2006 and were jointly  promulgated  by six PRC regulatory agencies on August 8, 2006,  including  the Ministry of Commerce,  the
          State Assets  Supervision  and  Administration  Commission,  the State
          Administration for Taxation, the State Administration for Industry and
          Commerce,  the China Securities Regulatory Commission ("CSRC") and the
          State Administration of Foreign Exchange.

     (ix) Since CSRC has not  promulgated any guidance on the  applications  and acceptance  procedure  for those  matters which do not fall within the applicable scope of the M&A Rules and Related Clarifications,  the M&A
          Rules and Related  Clarifications  do not require Albert to obtain the approval of the CSRC in connection with the acquisitions by Alberta of the equity interests in the Companies.

     (x)  Mr. Li Haiting is the sole shareholder of Cabo Development  Limited, a
          British Virgin  Islands  company,  which owns 100% equity  interest in
          Peakway.  Mr. Li being the  beneficial  shareholder of Peakway and the domestic  resident of the PRC,  has  applied for the foreign  exchange registration  of overseas in vestments at the local branch of the Sate
          Administration  of Foreign  Exchange of the PRC ("SAFE") in accordance with the Notice on Issuers Relating to the  Administration  of Foreign
          Exchange in Fund-raising and Return Investment  Activities of Domestic
          Residents  Conducted via Offshore  Special  Purpose  Vehicle issued by
          SAFE ("SAFE  Circular  75").  There is not any obstacle to obtain such registration and nor to satisfy the SAFE Circular 75.

3.3  With  respect  to  the  Share  Exchange   Agreement  and  the  transactions
     contemplated thereby:

     (i)  It is not  necessary  or  advisable  under the laws of the PRC for the execution, delivery, validity or the performance or the enforceability of the Share Exchange Agreement to obtain the consent of any judicial, administrative  or governmental or other similar  authority or body in the PRC.

     (ii) No stamp, registration or similar taxes, duties or charges are payable in the PRC in connection  with the execution and delivery of the Share
          Exchange  Agreement,  to the  extent it does not  violate  PRC  public policy and, on the face of the Share  Exchange  Agreement,  we have no reason to believe  that any of the  provisions  in the Share  Exchange
          Agreement are likely to be inconsistent  with any public policy of the
          PRC.

     (iii)No approvals of any judicial,  administrative or governmental or other similar  authority or body in the PRC or, to our knowledge,  any other third party is required in respect of the Share Exchange.

     (iv) The transactions  contemplated by the Share Exchange  Agreement do not violate the laws of the PRC.

3.4  To our knowledge, there are no arbitrations,  actions, suits or proceedings pending or  threatened  against  the  Companies  by any person or entity or before any PRC court,  governmental authority,  tribunal or instrumentality that  seek  to  enjoin  or  limit  the  consummation  of  the  transactions contemplated by the Share Exchange Agreement,  or which likely have, either singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or prospects of the Companies.

This opinion is addressed solely to Wollemi Mining Corp.

Yours faithfully

/s/ Gao Deng Li
-----------------------------

Beijing Yingdao Law Firm
Lawyer: Gao Deng Li